UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 20, 2021
LIMELIGHT NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1465 North Scottsdale Road Suite 400
Scottsdale, AZ 85257
(Address, including zip code, of principal executive offices)
(602) 850-5000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	LLNW	NASDAQ
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On January 20, 2021, Limelight Networks, Inc. (“Limelight”) announced that Bob Lyons, previously CEO at Alert Logic, has been named President and CEO and will join Limelight and the Board of Directors effective February 1, 2021. Bob Lento, President, CEO, and Director since 2012, is retiring.

Mr. Lyons joins Limelight as President and CEO and brings a 25-year track record of successfully unlocking enterprise value through strategic revitalization, improved profitability, and growth. Mr. Lyons is an accomplished executive with extensive experience building and executing value creation strategies across various industry segments including telecommunications, tech, healthcare, financial services, computing, and software. Prior to joining Limelight, from 2018 to 2021, Mr. Lyons was most recently CEO of Alert Logic, a global leader in cybersecurity, specifically in managed threat detection and response. There, he led the company through a multi-year strategic reposition that resulted in becoming a global leader in cybersecurity, specifically in managed threat detection and response. Prior to Alert Logic, from 2014 to 2018, Mr. Lyons held executive positions, including President, at Connexions Loyalty/Affinion Group, a leader in customer engagement and loyalty solutions. Mr. Lyons has also previously held executive positions at Ascend Learning, Stream Global Services, Avaya, Convergys, and United Health Care. Mr. Lyons earned his master’s degree in management and technology from Rensselaer Polytechnic Institute in Troy, New York, and a bachelors’ degree in business management from Moravian College in Bethlehem, Pennsylvania.

Limelight entered into an employment agreement with Mr. Lyons (the “Agreement”). The Agreement provides that Mr. Lyons will commence performance of duties on February 1, 2021 (the “Effective Date”). Mr. Lyons will receive a base salary of $550,000 and he is eligible to receive a target annual cash incentive bonus of $550,000 for calendar year 2021, which shall be prorated for the portion of calendar year 2021 during which Mr. Lyons is employed with Limelight. The actual earned annual cash incentive, if any, will be payable upon the achievement of performance goals established or approved by the Board or by the Compensation Committee (“Committee”) of the Board.

Limelight shall also pay Mr. Lyons a one-time signing bonus of $450,000, less applicable withholdings (the “Signing Bonus”). 50% of the Signing Bonus will be payable on the Effective Date and 50% on the six-month anniversary of the Effective Date, provided Mr. Lyons continues to be the CEO through each such date. All amounts paid to Mr. Lyons pursuant to this Signing Bonus shall be deemed a recoverable draw to be paid back to Limelight, if Executive’s employment as CEO is terminated by Limelight for Cause or by Mr. Lyons without Good Reason prior to the one-year anniversary of the Effective Date.

Subject to Committee approval, on the grant date(s) set by the Committee, Limelight will issue to Mr. Lyons $4,000,000 worth of equity awards in the form of Restricted Stock Units (“RSUs”) and an option to purchase shares of Limelight’s common stock (“Options”) pursuant to our Amended and Restated 2007 Equity Incentive Plan (the “Plan”). These awards will be issued on the second trading day following the opening of Limelight’s trading window for executive officers following the dissemination of Limelight’s fourth quarter 2020 earnings announcement. The initial equity award will be split in value between RSUs and Options, with 40% of the value represented by RSUs and 60% represented by Options. One-third (1/3) of the RSUs will vest on March 1, 2022, and the remaining two-thirds (2/3) will vest in equal quarterly installments thereafter for two additional years, provided Mr. Lyons continues to be a Service Provider through each such vesting date. One-third (1/3) of the Options will vest on the first anniversary of the Effective Date, and the remaining two-thirds (2/3) will vest in 24 equal monthly installments, beginning one month after the first anniversary of the Effective Date, provided Mr. Lyons continues to be a Service Provider through each such vesting date.

In the event that Mr. Lyons’ employment is terminated by Limelight without Cause or if Mr. Lyons terminates voluntarily for Good Reason, and the termination is not in Connection with a Change of Control, as each such term is defined in the Agreement, Mr. Lyons will receive continued payment of his base salary for the year in which the termination occurs for 12 months, the actual earned cash incentive, if any, payable to Mr. Lyons for the year in which the termination occurs, pro-rated to the date of termination, and reimbursement for premiums paid for continued health benefits under Limelight’s health plan until the earlier of 12 months or the date upon which Mr. Lyons and his eligible dependents become covered under similar plans.

In the event that Limelight consummates a Change of Control transaction, defined as the consummation of a merger or consolidation or the approval of a plan of complete liquidation or for the sale or disposition of all or substantially all of Limelight’s assets, 50% of Mr. Lyons’ then outstanding unvested equity awards will vest immediately.

In the event that Mr. Lyons’ employment is terminated by Limelight without Cause or if Mr. Lyons terminates voluntarily for Good Reason, and the termination is in connection with the Change of Control, as each such term is defined in the Agreement, Mr. Lyons will receive continued payment of his base salary for the year in which the termination occurs for 12 months, payment in an amount equal to 100% of Mr. Lyons’ Target Annual Incentive for the year in which the termination occurs, 100% of Mr. Lyons’ then outstanding unvested equity awards will vest, and Mr. Lyons will receive reimbursement for premiums paid for continued health benefits under Limelight’s health plans until the earlier of 12 months or the date upon which Mr. Lyons and his eligible dependents become covered under similar plans.

In the event that Mr. Lyons’ employment is terminated due to death or Disability, 25% of Mr. Lyons’ then unvested equity awards shall vest.

In connection with his service as CEO, Mr. Lyons will establish a residence in the greater Phoenix area.

Additionally, Limelight and Mr. Lento entered into a transition agreement and employment agreement amendment (the “Transition Agreement”). Under the terms of the Transition Agreement, Mr. Lento will remain with Limelight as a strategic advisor to the CEO until December 31, 2021 (the “Separation Date”). Effective February 1, 2021, Mr. Lento’s base will be reduced to $22,727.27 per month. Mr. Lento’s current outstanding equity awards will continue to vest through the Separation Date.

The foregoing descriptions of the Employment Agreement and the Transition Agreement are qualified in their entirety by reference to the Employment Agreement and Transition Agreement, respectively.

On January 20, 2021, Limelight issued a press release regarding these leadership transitions. The press release is filed with this report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Limelight Networks, Inc. dated January 20, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Dated: January 20, 2021	By:	/s/ Michael DiSanto
Michael DiSanto Chief Administrative and Legal Officer & Secretary